UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Remark Holdings, Inc.

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800 S. Commerce St.
Las Vegas, Nevada 89106

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 28, 2024

Dear Stockholder:

We cordially invite you to the Remark Holdings, Inc. (“Remark,” “we,” “us,” or “our”) 2023 annual meeting of stockholders (the “Annual Meeting”), which will be held on March 28, 2024 at 1:00 p.m. ET via audio webcast only. You may attend, vote and submit questions during the Annual Meeting via the Internet at https://meetnow.global/M5LQMAZ. We have designed the format of the Annual Meeting to ensure that you are afforded the same rights and opportunities to participate as you would at an in-person meeting, using online tools to ensure your access and participation. There is no physical location for the Annual Meeting.

We have scheduled the Annual Meeting to:

1.elect five directors, named in the accompanying proxy statement, to our Board of Directors to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified;;

2.approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio to be determined in the discretion of the Board of Directors within a range of one (1) share of Remark’s common stock for every two (2) to fifteen (15) shares of Remark’s common stock (the “Reverse Stock Split Proposal”);

3.approve, in accordance with Nasdaq rule 5635(d), the potential issuance of as many as 50,000,000 shares of Remark’s common stock pursuant to the terms of a Securities Purchase Agreement to be entered into (the “SPA Proposal”);

4.approve the adjournment, if necessary, of the Annual Meeting to seek additional votes in favor of the Reverse Stock Split Proposal and the SPA Proposal (the “Adjournment Proposal”); and

5.transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The accompanying proxy statement sets forth additional information regarding the Annual Meeting, and provides you with detailed information regarding the business to be considered at the Annual Meeting. We encourage you to read the proxy statement carefully and in its entirety.

Only persons or entities holding shares of our Common Stock, at the close of business on February 20, 2024, the record date for the Annual Meeting, will receive notice of the Annual Meeting and be entitled to vote during the Annual Meeting or any adjournments or postponements thereof.

YOUR VOTE IS VERY IMPORTANT. Regardless of whether you plan to attend the virtual Annual Meeting, we ask that you promptly cast your vote via telephone or the Internet following the instructions provided in the Proxy Materials. We encourage you to vote via the Internet, because we believe doing so provides the most convenient option for our stockholders, lowers the cost of our annual meeting and conserves natural resources.

By order of the Board of Directors,

Kai-Shing Tao
Chairman and Chief Executive Officer

Las Vegas, Nevada
October 25, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

Our proxy statement follows, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”) contains financial and other information regarding Remark. You may find the proxy statement and our 2022 Annual Report, which is not a part of our proxy solicitation materials, at www.envisionreports.com/MARK, as well as via the Investor Relations section of our website.

REMARK HOLDINGS, INC.
800 S. Commerce St.
Las Vegas, NV 89106

PROXY STATEMENT
FOR
2023 ANNUAL MEETING OF STOCKHOLDERS

ANNUAL MEETING INFORMATION

When	March 28, 2024 1:00 p.m. ET
Where	Virtual meeting at https://meetnow.global/M5LQMAZ
Who May Vote	Persons or entities holding shares of our common stock, $0.001 par value per share (“Common Stock”), at the close of business on the record date (“stockholders”)
Record Date	February 20, 2024

General

Remark Holdings, Inc. (“Remark,” “we,” “us” or “our”), is making this proxy statement (this “Proxy Statement”) available to you on or about February 26, 2024 in connection with the solicitation of proxies by our board of directors (the “Board” or “Board of Directors”) for our 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The proxy materials, which you can find at www.envisionreports.com/MARK, include the Proxy Statement and the form of proxy. Our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”) can also be accessed at www.envisionreports.com/MARK, but the 2022 Form 10-K is not a part of our proxy solicitation materials. The Proxy Statement and 2022 Form 10-K may also be accessed via the Investor Relations section of our website. References in the Proxy Statement to the Annual Meeting also refer to any adjournments, postponements or changes in location of the meeting, to the extent applicable.

Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet in addition to printing and mailing them to all stockholders. We are mailing the proxy materials and the 2022 Form 10-K starting on or about February 26, 2024. The printed proxy materials will provide instructions as to how stockholders may also access and review such proxy materials on the Internet, and will also provide voting instructions. In addition, stockholders may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, although the Proxy Statement and the 2022 Form 10-K are available via our website, no other information contained on our website is incorporated by reference in or considered to be a part of this Proxy Statement.

Attending and Participating at the Virtual Annual Meeting

We will be holding our Annual Meeting in a virtual meeting format only, via audio webcast. If you are a stockholder of record as of the close of business on February 20, 2024, you may attend, vote, and ask questions

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during the meeting by logging into the meeting at https://meetnow.global/M5LQMAZ. There will be no physical in-person meeting. You may also submit questions prior to the meeting by logging in at https://meetnow.global/M5LQMAZ and clicking the appropriate link.

Rationale for the Virtual Format

We believe that hosting a virtual meeting will facilitate stockholder attendance and participation by enabling stockholders to participate from any location around the world and will improve our ability to communicate more effectively with our stockholders. We have designed the virtual meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting.

VOTING INFORMATION

The Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Meeting Agenda and Voting Recommendations

Proposal	Voting Recommendation of our Board of Directors	Page on Which You May Find More Information
Election of five directors	FOR each director nominee	4
Approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio to be determined in the discretion of the Board of Directors within a range of one (1) share of Remark’s common stock for every two (2) to fifteen (15) shares of Remark’s common stock (the “Reverse Stock Split Proposal”)	FOR	7
Approve, in accordance with Nasdaq rule 5635(d), the potential issuance of as many as 50,000,000 shares of Remark’s common stock pursuant to the terms of a Securities Purchase Agreement to be entered into (the “SPA Proposal”)	FOR	15
Approve the adjournment, if necessary, of the Annual Meeting to seek additional votes in favor of the Reverse Stock Split Proposal and the SPA Proposal (the “Adjournment Proposal”)	FOR	16

Voting Your Shares

All stockholders are entitled to cast one vote per share on all matters presented at the Annual Meeting. Please follow the voting instructions provided with the proxy materials. If you choose to vote your shares by proxy and you indicate your voting choices, your shares will be voted as you instructed. If you are a stockholder of record and execute a proxy without indicating your vote, your shares will be voted in accordance with the Board’s recommendations noted in the table above and in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

If you are a registered stockholder, or hold a valid proxy you may attend and vote electronically through the virtual annual meeting platform. If you do not wish to vote during the annual meeting or if you will not be attending the annual meeting, you may vote by proxy via telephone or the Internet following the instructions provided in the proxy materials.

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If you are the beneficial owner of shares of our Common Stock, please follow the instructions provided by your broker or nominee regarding how to provide your voting instructions. Because a beneficial owner is not the stockholder of record, you may not vote these shares online at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Once you have received a legal proxy from your broker, bank or nominee, it should be e-mailed by no later than 5:00 p.m. ET, on March 27, 2024 to legalproxy@computershare.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or nominee of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your legal proxy attached to your email). You may vote your beneficially-owned shares electronically through the virtual annual meeting platform during the Annual Meeting only if you have provided the legal proxy and proof from your broker, bank or nominee as described above.

If you do not provide voting instructions to your broker or nominee, they can still vote your shares with respect to certain “routine” items, but they cannot vote your shares with respect to certain “non-routine” items. The Reverse Stock Split Proposal is considered a routine item, while the election of directors and the SPA Proposal are non-routine items. If you hold your shares in street name and you do not instruct your broker how to vote in these matters not considered routine, no votes will be cast on your behalf. These uninstructed shares are referred to as “broker non-votes”.

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects the voting privacy of such individual stockholders. Stockholders’ votes will not be disclosed either within Remark or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation.

Revoking Your Proxy

If you are a registered stockholder, you may revoke your proxy and your voting instructions at any time before it is voted at the Annual Meeting by:

•sending written notice of revocation to our Corporate Secretary;

•submitting a new, properly-executed proxy dated later than the date of the revoked proxy; or

•attending the Annual Meeting and voting online.

Virtual attendance at the Annual Meeting will not, by itself, revoke a proxy.

If you are the beneficial owner of shares of our Common Stock, you may submit new voting instructions by contacting your broker or nominee. You may also vote via the Internet at the Annual Meeting as described in the previous section. Virtual attendance at the Annual Meeting will not, by itself, revoke a proxy.

Vote Required

As of February 20, 2024, the record date, there were [●] shares of Common Stock outstanding and there were no outstanding shares of any other class of stock. Holders of at least a majority of the outstanding shares of our Common Stock, or [●] shares, must be present at the Annual Meeting in person or must be represented at the Annual Meeting by proxy to constitute a quorum allowing for the transaction of business. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of quorum at the meeting. Broker non-votes and abstentions are counted for the purpose of determining the presence of a quorum.

In the election of directors (Proposal 1), each director nominee receiving a plurality of the affirmative (“FOR”) votes present in person or represented by proxy will be elected (meaning that the five director nominees who receive the highest number of shares voted “for” their election are elected). You may withhold votes from any or all nominees. We do not use cumulative voting for the election of directors. Broker non-votes will not affect the outcome of the election of directors.

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For the Reverse Stock Split Proposal (Proposal 2) to be approved, the votes cast on such proposal must exceed the votes cast against such proposal. Since abstentions are not considered votes cast, they will have no effect on this proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter.

The SPA Proposal (Proposal 3) requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter for approval. Abstentions will have no effect on the results of the votes on Proposal 3. Since broker non-votes are not votes cast, they will have no effect on the vote for Proposal 3.

PROPOSALS TO BE SUBMITTED FOR VOTING

Proposal 1: Election of Directors

There are five nominees for election to the Board at the Annual Meeting: Theodore P. Botts, Brett Ratner, Daniel Stein, Elizabeth Xu and Kai-Shing Tao. Each of the nominees currently serves as a director.

Each director is elected annually to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. Except where authority to vote for directors has been withheld, it is intended that the proxies received pursuant to this solicitation will be voted “FOR” the nominees named below. If for any reason any nominee does not stand for election, such proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees in place of those who do not stand. Management has no reason to expect that any of the nominees will not stand for election. The election of directors will be determined by a plurality of the affirmative (“FOR”) votes present in person or represented by proxy.

The following table and paragraphs set forth information regarding our executive officers and directors, including the business experience for the past five years (and, in some instances, for prior years) of each such executive officer and director.

Name	Age	Position
Kai-Shing Tao	47	Chief Executive Officer, Principal Financial Officer and Chairman of the Board
Theodore P. Botts	78	Director and Chairman of the Audit Committee
Elizabeth Xu	58	Director
Brett Ratner	54	Director and Chairman of the Compensation Committee
Daniel Stein	48	Director and Chairman of the Nominating and Governance Committee

Executive Officer

Kai-Shing Tao has served as our Chief Executive Officer since December 2012, previously serving as Co-Chief Executive Officer since October 2012, and has served as the principal financial officer since August 2019. He has also served as a member of our Board since 2007 and Chairman of the Board since October 2012. Mr. Tao also has served as Chairman and Chief Investment Officer of Pacific Star Capital Management, L.P. (“Pacific Star Capital”), a private investment group, since January 2004. Prior to founding Pacific Star Capital, Mr. Tao was a Partner at FALA Capital Group, a single-family investment office, where he headed the global liquid investments outside the operating companies. Mr. Tao has been a director of Paradise Entertainment Limited (SEHK: 1180), a Hong-Kong-Stock-Exchange-traded company engaged in casino services and the development, supply and sales of electronic gaming systems, since April 2014. Mr. Tao previously was a director of Playboy Enterprises, Inc. from May 2010 to March 2011. Mr. Tao is a graduate of the New York University Stern School of Business.

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Non-Employee Directors

Theodore P. Botts has served as a member of our Board since 2007. Mr. Botts has been the President of Kensington Gate Capital, LLC, a private corporate finance advisory firm, since April 2001. Previously, Mr. Botts served as Chief Financial Officer of StereoVision Entertainment, Inc., a film entertainment company, from July 2007 until September 2008. Prior to 2000, Mr. Botts served in executive capacities at UBS Group and Goldman Sachs in London and New York. Mr. Botts also served on the board of directors and as chairman of the audit committee of INTAC International, Inc. from 2002 until its merger with a predecessor of Remark in 2006. Mr. Botts served as a member of the board and chairman of both the compensation and audit committees of Crystal Peak Minerals (CPMMF) from 2012 to 2018. Mr. Botts is currently a member of the board of Essentia Analytics, a privately held English company which develops and provides behavioral analytics to active portfolio managers. He served from 2003 to 2012 as a member of the Board of Trustees and head of development for REACH Prep, a non-profit organization serving the educational needs of underprivileged African-American and Latino children in Fairfield and Westchester counties. Mr. Botts graduated with highest honors from Williams College and received an MBA from the New York University Stern School of Business.

Brett Ratner has been a member of our Board since March 2017. Mr. Ratner is one of Hollywood's most successful filmmakers. His films have grossed more than $2 billion at the global box office. He has served as an executive producer on films such as the Golden-Globe-winning and Oscar-winning The Revenant, starring Leonardo DiCaprio, executive producer and director of the Golden Globe-nominated FOX series Prison Break, and executive producer of the television series Rush Hour, based on his hit films. Mr. Ratner, along with his business partner James Packer, formed RatPac Entertainment, a film finance and media company, in 2013. Since inception, RatPac Entertainment has co-financed 63 theatrically-released motion pictures exceeding $11.6 billion in worldwide box office receipts. In 2017, he received a coveted star on the Hollywood Walk of Fame. Mr. Ratner received a Bachelor in Fine Arts degree from New York University’s Tisch School of the Arts. He is currently attending Harvard University’s Business School Graduate Program.

Daniel Stein has served as a member of our Board since March 2017. Daniel Stein is currently Senior Vice President of Partnerships, Crossix Analytics (which is part of Veeva Systems) where he oversees all media, enablement and product partnerships. He previously served since 2012 as Senior Vice President of Analytics Services & Product Strategy at Crossix Solutions, Inc., a healthcare and analytics and data company, where he was responsible for driving innovation across the Crossix product suite, including digital and TV-based solutions. Prior to joining Crossix, Mr. Stein spent eight years at Digitas and Digitas Health, an advertising agency, where he led the Strategy and Analysis group in New York. At Digitas Health, he built a team focused on leveraging analytics to help pharmaceutical and health-focused clients optimize their marketing plans and partnerships. Mr. Stein brings over 20 years of media, marketing, healthcare and agency experience focusing on products, marketing and innovation. Previously, he worked at Scholastic, where he developed interactive and direct marketing plans to support teachers and parents, and he gained additional healthcare experience at PricewaterhouseCoopers, where he designed and built comprehensive health & welfare systems for large companies. Mr. Stein graduated from the University of Pennsylvania with a B.A. in Economics. He has not served on any other boards or committees in the last five years.

Dr. Elizabeth Xu has served as a member of our Board since 2020. She is the Chief Executive Officer of A2C Leadership Group, Inc., a private leadership education firm, and chairperson of Be the Change Foundation, a public non-profit organization that has been helping K-12 students and working professionals establish their leadership skills. Dr. Xu was named as one of the top 50 diversity leaders in 2020, as one of the Silicon Valley Women of Influence in 2015, as a Female of Executive Year, and has received more than 10 other awards from various organizations. Dr. Xu is an international transformational technology leader and senior business executive with more than 20 years of experience that includes digital transformation through the application of artificial intelligence, Internet-of-Things, and other enterprise technology in multiple businesses. She was a Stanford University lecturer for several years, and she currently serves as an Innovation and Entrepreneurship Advisor at the MIT Sloan School of Management and she sits on the advisory board of Women in Technology International. From 2018 to 2019, Dr. Xu served as the Group CTO at Thailand-based Charoen Pokphand Group (CP Group), one of the world's largest conglomerates, where she drove the company's technology strategy and advancement and oversaw workforce re-training for more than 200 of the company's subsidiaries in various industries. During that time period, she also served as CEO of the CP Group subsidiaries in Thailand and the United States that conducted CP Group's research and development. From 2014 to 2017, Dr. Xu held several leadership roles, including serving as CTO of BMC Software, Inc., a global leader in information technology service management. At BMC, she was responsible for the company's Central Technology Organization and Digital Service Management BU Engineering Organization.

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Director Qualifications

The Board comprises a diverse group of leaders in their respective fields. Some of the current directors have senior leadership experience at major domestic and international corporations. In these positions, they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Some of our directors also have experience serving on boards of directors and board committees of other public companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Other directors have experience as principals in private investment and advisory firms, which brings financial expertise and unique perspectives to the Board. Our directors also have other experience that makes them valuable members, such as experience managing technology and media companies, or developing and pursuing investment or business opportunities in international markets, which provides insight into strategic and operational issues faced by Remark.

The Nominating and Governance Committee believes that the above-mentioned attributes, along with the leadership skills and other experiences of the directors described below, provide us with a diverse range of perspectives and judgment necessary to guide our strategies and monitor their execution.

Kai-Shing Tao

•Knowledge and experience regarding Remark from serving as our Chief Executive Officer since December 2012

•Global financial industry and investment experience and extensive knowledge of Asian markets as Chief Investment Officer of Pacific Star Capital and a former member of the U.S.-China and U.S.-Taiwan Business Council

•U.S. public company board experience as a former director of Playboy Enterprises, Inc.

Theodore P. Botts

•Global financial advisory experience and extensive knowledge of the technology sector as President of Kensington Gate Capital, LLC

•Outside board experience as a director and chairman of the audit committee of INTAC International

•Global financial industry experience as an executive at UBS Group and Goldman Sachs

Brett Ratner

•Extensive experience in the entertainment industry, including co-founding and operating a successful film finance and media company

Daniel Stein

•Operational experience leading data monetization efforts for analytics companies, leveraging partnerships with top digital, television and media companies

•Oversees all product strategy for Crossix, a leading technology company currently focused in healthcare

•More than 20 years of media, marketing and agency experience focusing on innovation

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Elizabeth Xu

•Senior executive experience as former Group CTO of CP Group and CEO of CP R&D Thailand and USA companies

•Global business experience in operational and governance roles for technology businesses

•Harvard Business School certified board member

Family Relationships

There are no family relationships among our executive officers and directors.

Certain Relationships and Related Transactions

All related-party transactions are required to be reviewed and approved by the Audit Committee. Such policy and procedures are set forth in the Audit Committee charter.

During 2022, Mr. Tao made a series of informal, short-term, non-interest-bearing loans to us totaling approximately $2.3 million. Such loans have been repaid in full during 2022 and 2023 and no amount of such loans remains outstanding as of the date of this Proxy Statement.

Vote Required

Each nominee receiving a plurality of the affirmative (“FOR”) votes present in person or represented by proxy will be elected to the Board (meaning that the five director nominees who receive the highest number of shares voted “for” their election are elected). “Withhold” votes and broker non-votes will have no effect on the election of the nominees.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the election of each of its nominees to the Board to serve until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Proposal 3: Reverse Stock Split Proposal

General and Background

On January 29, 2024, subject to stockholder approval, our Board approved an amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of all of our issued and outstanding Common Stock at a ratio of not less than 1-for-2 and not more than 1-for-15 (the “Reverse Stock Split”). The exact ratio of the Reverse Stock Split will be set within this range as determined by our Board of Directors in its sole discretion and will be publicly announced by us prior to the Effective Time (as defined hereafter). The goal of the Reverse Stock Split is to increase the per share market price of our Common Stock to meet the minimum per share bid price requirement for continued listing on the Nasdaq Capital Market. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.

If our stockholders approve the Reverse Stock Split at the Annual Meeting and the Reverse Stock Split is effected, up to every 15 shares of our issued and outstanding Common Stock would be combined and converted into 1 share of Common Stock. The actual timing for implementation of the Reverse Stock Split would be determined by our Board of Directors based upon its evaluation as to when such action would be most advantageous to our Company and our stockholders. Notwithstanding approval of the Reverse Stock Split Proposal

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by our stockholders, our Board of Directors will have the sole authority to elect whether, and when, to amend our Certificate of Incorporation to effect the Reverse Stock Split. If the Reverse Stock Split Proposal is approved by our stockholders, our Board of Directors will make a determination as to whether effecting the Reverse Stock Split is in the best interests of our Company and our stockholders in light of, among other things, our ability to increase the trading price of our Common Stock to meet the minimum per share bid price requirement of the Nasdaq Capital Market without effecting the Reverse Stock Split, the per share price of the Common Stock immediately prior to the Reverse Stock Split and the expected stability of the per share price of the Common Stock following the Reverse Stock Split. If our Board of Directors determines that it is in the best interests of our Company and our stockholders to effect the Reverse Stock Split, it will hold a board meeting to determine the exact ratio of the Reverse Stock Split.

The text of the proposed amendment to the Certificate of Incorporation to effect the Reverse Stock Split is included as Annex A to this proxy statement (the “Charter Amendment”). If the Reverse Stock Split Proposal is approved by our stockholders, we will have the authority to file the Charter Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing; provided, however, that the Charter Amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as our Board of Directors deems necessary and advisable. Our Board of Directors has determined that the Charter Amendment is advisable and in the best interests of our company and our stockholders and has submitted the Charter Amendment for consideration by our stockholders at the Annual Meeting.

Reasons for the Proposed Reverse Stock Split

We are submitting this proposal to our stockholders for approval to increase the trading price of our Common Stock to meet the minimum per share bid price requirement and avoid the delisting of our Common Stock from The Nasdaq Stock Market (“Nasdaq”).

On September 6, 2023, we received written notice from Nasdaq’s Listing Qualifications Department notifying us that, for a period of 31 consecutive business days, the bid price of our Common Stock had closed below the minimum of $1.00 per share required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have 180 calendar days, or until March 4, 2024, to regain compliance with the Bid Price Rule. Though the initial grace period for the bid price deficiency is set to expire on March 4, 2024, if the Nasdaq Hearings Panel grants us until April 22, 2024, to regain compliance with continued listing standards, we would also have until such date to regain compliance with the bid price rule.

We believe that if our Common Stock is delisted from Nasdaq, it would be undesirable for our stockholders and detrimental to our business. Among other things, delisting from Nasdaq could make trading our Common Stock more difficult for investors, potentially leading to further declines in our share price and liquidity. Without a Nasdaq listing, stockholders may have a difficult time getting a quote for the sale or purchase of our Common Stock, the sale or purchase of our Common Stock would likely be made more difficult, and the trading volume and liquidity of our Common Stock could decline. Delisting from the Nasdaq could also result in negative publicity and could also make it more difficult for us to raise additional capital. The absence of such a listing may adversely affect the acceptance of our Common Stock as currency or the value accorded our Common Stock by other parties. We believe that the Reverse Stock Split is our best option to meet the criteria to satisfy the Bid Price Rule for continued listing on the Nasdaq Capital Market. A decrease in the number of outstanding shares of our Common Stock resulting from the Reverse Stock Split should, absent other factors, assist in ensuring that the per share market price of our Common Stock remains above the requisite price for continued listing. However, we cannot provide any assurance that the bid price of our Common Stock would remain above the minimum bid price requirement of the Nasdaq Capital Market following the Reverse Stock Split.

Potential Consequences if the Reverse Stock Split Proposal is Not Approved.

If the Reverse Stock Split Proposal is not approved by our stockholders, our Board will not have the authority to effect the Reverse Stock Split. Any inability of our Board of Directors to effect the Reverse Stock Split could expose us to delisting from Nasdaq.

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Risks Associated with the Reverse Stock Split

The Reverse Stock Split May Not Increase the Price of our Common Stock over the Long Term.

As noted above, the principal purpose of the Reverse Stock Split is to increase the trading price of our Common Stock to comply with the Bid Price Rule. However, the effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Common Stock will proportionally increase the market price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock by a multiple of the Reverse Stock Split ratio selected by our Board, or result in any permanent or sustained increase in the market price of our Common Stock. The market price of our Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including our business and financial performance, general market conditions, and prospects for future success.

The Reverse Stock Split May Decrease the Liquidity of our Common Stock.

The Reverse Stock Split may result in an increase in the market price of our Common Stock, which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell.

If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Stock.

The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization.

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the Reverse Stock Split ratio, or following such increase does not maintain or exceed such price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the Reverse Stock Split.

Board Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split is approved by our stockholders, our Board of Directors will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all. Our Board of Directors currently intends to effect the Reverse Stock Split. If the trading price of our Common Stock increases without effecting the Reverse Stock Split, the Reverse Stock Split may not be necessary. Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or as noted above, that the market price of the post-split Common Stock can be maintained above $1.00. There also can be no assurance that our Common Stock will not be delisted from Nasdaq for other reasons.

If our stockholders approve the Reverse Stock Split at the Special Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by our Board of Directors that the Reverse Stock Split is in the best interests of our Company and our stockholders at that time. No further action on the part of the stockholders will be

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required to either effect or abandon the Reverse Stock Split. If our Board of Directors determines not to implement the Reverse Stock Split following stockholder approval of this proposal, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Charter Amendment will be abandoned.

The market price of our Common Stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our Common Stock.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of our Company, nor is it a plan by management to recommend a series of similar actions to our Board of Directors or our stockholders. Notwithstanding the decrease in the number of outstanding shares of Common Stock following the Reverse Stock Split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Effects of the Reverse Stock Split

Effects of the Reverse Stock Split on Issued and Outstanding Shares

If the Reverse Stock Split is effected, each stockholder will own a reduced number of shares of Common Stock. This would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership in the Company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of Common Stock due to the treatment of fractional shares in the Reverse Stock Split. Therefore, voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of the Common Stock will remain $0.001.

Our Certificate of Incorporation presently authorizes the issuance of One Hundred Seventy-Six Million (176,000,000) shares, of which One Hundred Seventy-Five Million (175,000,000) shares shall be Common Stock and One Million (1,000,000) shares shall be Preferred Stock (the “Preferred Stock”). The Reverse Stock Split would not change the number of authorized shares of Common Stock or Preferred Stock. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance by us in the future would increase. These additional shares would be available for issuance from time to time for corporate purposes such as issuances of Common Stock in connection with capital-raising transactions as well as for issuance upon conversion or exercise of securities such as convertible debt, warrants, or options convertible into or exercisable for Common Stock. We believe that the availability of the additional shares will provide us with flexibility to meet business needs as they arise, to take advantage of favorable opportunities, and to respond effectively in a changing corporate environment. If we issue additional shares for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially. While we are currently not party to any agreements providing for the issuance of the additional authorized but unissued and unreserved shares of Common Stock that would be created by the Reverse Stock Split, we regularly consider our capital requirements and may conduct securities offerings, including equity and/or equity linked offerings, in the future.

The increased number of available authorized but unissued shares as a result of the Reverse Stock Split would also give our Board and management more flexibility to resist or impede a third-party takeover bid. Although not designed or intended for such purposes, the effect of the increased available shares might be to make more difficult or to discourage an attempt to take over or otherwise acquire control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other change in control transaction). Any such anti-takeover effect of a reverse stock split would be in addition to existing anti-takeover provisions of the Certificate of Incorporation and the Amended and Restated Bylaws (the “Bylaws”). Our Board is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Reverse Stock Split Proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

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Effects of the Reverse Stock Split on Outstanding Equity Incentive Awards and Plans

If the Reverse Stock Split is effected, all outstanding equity awards granted under our 2014 Incentive Plan, 2017 Incentive Plan and 2022 Incentive Plan (collectively, the “Incentive Plans”) will be proportionately reduced in accordance with the terms of the applicable Incentive Plan in the same ratio as the reduction in the number of shares of outstanding Common Stock (subject to the treatment of fractional shares as described below). The per share exercise price of any outstanding options will be correspondingly increased in direct proportion to the Reverse Stock Split ratio, such that the aggregate dollar amount payable for the purchase of shares subject to the options will remain unchanged (subject to the treatment of fractional shares as described below). In addition, the total number of shares of Common Stock available for future grants under the Incentive Plans will be proportionately reduced as a result of the Reverse Stock Split.

As of February 20, 2024, the number of shares of Common Stock that remained available for future issuance under each of the 2014 Incentive Plan, the 2017 Incentive Plan and the 2022 Incentive Plan is: [●]; [●] and [●]; respectively.

Effects of the Reverse Stock Split on Outstanding Warrants

In addition, we have issued (i) warrants to purchase 423,729 shares of Common Stock at an exercise price of $13.50 per share to Armistice Capital Master Fund Ltd. (the “Armistice Warrants”), (ii) warrants to purchase an aggregate of 12,712 shares of Common Stock at an exercise price of $13.50 per share to A.G.P./Alliance Global Partners and its designees (the “Financial Advisor Warrants”), (iii) warrants as part of the consideration for our acquisition of assets of China Branding Group Limited (“CBG”), providing for the right to purchase 4,000 shares of Common Stock at an exercise price of $100.00 per share (the “CBG Acquisition Warrants”), and (iv) warrants pursuant to a settlement agreement that we entered into with CBG and its joint official liquidators, providing for the right to purchase 571,000 shares of Common Stock at an exercise price of $60.00 per share (the “CBG Settlement Warrants” and collectively with the Armistice Warrants, the Financial Advisor Warrants and the CBG Acquisition Warrants, the “Outstanding Warrants”).

If the Reverse Stock Split is effected, the number of shares of Common Stock issuable upon exercise of each of the Warrants will be proportionately decreased in the same ratio as the reduction in the number of shares of outstanding Common Stock and the per share exercise price applicable for each of the Warrants will be correspondingly increased such that the aggregate exercise price payable upon exercise of the Warrants shall remain unchanged (subject to the treatment of fractional shares as described below).

Effective Time of the Reverse Stock Split

If the proposed Reverse Stock Split is approved by our stockholders and our Board elects to proceed with the Reverse Stock Split, the Reverse Stock Split would become effective upon the filing of the Charter Amendment with the office of the Secretary of State of the State of Delaware (the “Effective Time”). However, notwithstanding approval of the Reverse Stock Split by our stockholders, our Board of Directors will have the sole authority to elect whether, and when, to amend our Certificate of Incorporation to effect the Reverse Stock Split.

Treatment of Fractional Shares in the Reverse Stock Split

We do not intend to issue fractional shares in the event that a stockholder owns a number of shares of Common Stock that is not evenly divisible by the Reverse Stock Split ratio. Instead, if the Reverse Stock Split is effected, any holder of a fractional share of Common Stock will be entitled to receive cash for such fractional share based upon the closing sales price of the Common Stock as reported on the Nasdaq Capital Market, as of the date the Charter Amendment is filed with the Secretary of State of the State of Delaware.

The terms of our Incentive Plans do not allow for the issuance of fractional shares. With respect to our Incentive Plans, our Compensation Committee will have the discretion to determine whether cash, additional shares or other property will be issued or paid in lieu of fraction shares. Additionally, the terms of our Outstanding Warrants do not

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permit the issuance of fractional shares upon the exercise of the Warrants. With respect to the Armistice Warrants and Financial Advisor Warrants, we may elect to either pay the warrant holder a cash adjustment in respect to any fractional share in an amount equal to such fraction multiplied by the then applicable exercise price or round up to the next whole share. With respect to the CBG Acquisition Warrants or CBG Settlement Warrants, we will pay to the warrant holder an amount in cash equal to the fraction (calculated to the nearest 1/100th of a share) multiplied by the then effective exercise price on the date the exercise notice is received by the Company.

Exchange of Stock Certificates

If the Reverse Stock Split is effected, each certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split Common Stock at the Effective Time. As soon as practicable after the Effective Time of the Reverse Stock Split, the Transfer Agent will mail a letter of transmittal to our stockholders containing instructions on how a stockholder should surrender its, his or her certificate(s) representing pre-Reverse Stock Split shares of Common Stock to the Transfer Agent in exchange for certificate(s) representing post-Reverse Stock Split shares of Common Stock. No certificate(s) representing post-Reverse Stock Split shares of Common Stock will be issued to a stockholder until such stockholder has surrendered all certificate(s) representing pre-Reverse Stock Split shares of Common Stock, together with a properly completed and executed letter of transmittal, to the Transfer Agent. No stockholder will be required to pay a transfer or other fee to exchange its, his or her certificate(s) representing pre-Reverse Stock Split shares of Common Stock for certificate(s) representing post-Reverse Stock Split shares of Common Stock registered in the same name.

Stockholders who hold uncertificated shares of Common Stock electronically in “book-entry” form will have their holdings electronically adjusted by the Transfer Agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. If any certificate(s) or book-entry statement(s) representing pre-Reverse Stock Split shares of Common Stock to be exchanged contain a restrictive legend or notation, as applicable, the certificate(s) or book-entry statement(s) representing post-Reverse Stock Split shares of Common Stock will contain the same restrictive legend or notation.

Any stockholder whose share certificate(s) representing pre-Reverse Stock Split shares of Common Stock has been lost, stolen or destroyed will only be issued post-Reverse Stock Split Common Stock after complying with the requirements that we and the Transfer Agent customarily apply in connection with lost, stolen or destroyed certificates. STOCKHOLDERS SHOULD NOT DESTROY STOCK CERTIFICATES REPRESENTING PRE-REVERSE STOCK SPLIT SHARES OF COMMON STOCK AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES REPRESENTING PRE-REVERSE STOCK SPLIT SHARES OF COMMON STOCK UNTIL THEY ARE REQUESTED TO DO SO.

Appraisal Rights

Under the DGCL, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed Charter Amendment to effect the Reverse Stock Split, and we will not independently provide our stockholders with any such rights

Certain Material U.S. Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock, but is not intended to be a complete analysis of all potential federal, state, local and non-U.S. tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) in effect as of the date of this Proxy Statement. Any of these authorities may change or be subject to differing interpretations, and any such change may be applicable retroactively in a manner that could adversely affect a holder of our Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position regarding the tax consequences of the Reverse Stock Split.

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This discussion is limited to holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, it does not address consequences relevant to holders subject to special rules, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders, and it does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as capital assets or acquired our Common Stock through the exercise of employee stock options or otherwise as compensation.

EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our Common Stock who is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, (A) if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States Persons” (within the meaning of the Code) have the authority to control all substantial decisions of such trust or (B) that has a valid election in effect to be treated as “United States Persons” for U.S. federal income tax purposes.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Tax Consequences to U.S. Holders

The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes. Subject to the discussion below with respect to cash received in lieu of fractional shares, a U.S. holder generally will not recognize gain or loss upon a transaction that qualifies as recapitalization for U.S. federal income tax purposes. In such case, a U.S. holder’s aggregate tax basis in the shares of our Common Stock received pursuant to the Reverse Stock Split should equal the U.S. holder’s aggregate tax basis of the old shares of our Common Stock exchanged therefor (excluding the portion of the tax basis that is allocable to any fractional share), and the U.S. holder’s holding period for the new shares should include the holding period for the old shares. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered in a recapitalization to shares received in the recapitalization. U.S. holders who have acquired shares of our Common Stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. holder who receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split generally should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the U.S. holder’s tax basis in the old shares that is allocated to such fractional share of our Common Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder has held the old shares for more than one year as of the effective date of the Reverse Stock Split. The deductibility of capital losses is subject to limitations.

Under certain circumstances, cash received by a U.S. holder in lieu of fractional shares could be treated as a dividend for U.S. federal income tax purposes instead of capital gain. We recommend that U.S. holders of our Common Stock consult their own tax advisors to determine the extent to which their receipts of cash in lieu of fractional shares could be treated as dividends.

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U.S. Information Reporting and Backup Withholding

Payments of cash made to a U.S holder in lieu of a fractional share of our Common Stock may be subject to information reporting. In addition, U.S. holders may be subject to backup withholding at the rate specified in the Code on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required, or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

Generally, a beneficial owner of our Common Stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) (a “non-U.S. holder”) should not recognize any gain or loss upon the Reverse Stock Split. Any gain or loss with respect to cash received in lieu of a fractional share of our Common Stock should also generally not be subject to U.S. federal income or withholding tax unless (a) such gain or loss is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), (b) the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the Reverse Stock Split and certain other conditions are met, or (c) our Common Stock constitutes a U.S. real property interest by reason of our status as U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the Reverse Stock Split and the non-U.S. holder’s holding period for our Common Stock. We believe that we are not currently, and were not at any time during the five-year period preceding the Reverse Stock Split, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets, there can be no assurance that we are not or were not at any time a USRPHC.

Gain described in clause (a) above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items. A non-U.S. holder described in clause (b) above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain realized with respect to cash received in lieu of a fractional share, which may be offset by certain U.S. source capital losses, even though the non-U.S. holder is not considered a resident of the United States. With respect to clause (c) above, if we are a USRPHC, a Non-U.S. holder may qualify for an exemption if our Common Stock is regularly traded on an established securities market and the non-U.S. holder does not actually or constructively hold more than 5% of such regularly traded Common Stock at any time within the shorter of the five-year period preceding the Reverse Stock Split and the non-U.S. holder’s holding period for our Common Stock. If no exemption is available and we are a USRPHC, a Non-U.S. holder’s cash received in lieu of a fractional share will generally be subject to withholding at a rate of 15% and such Non-U.S. holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally should not apply to such gain. Non-U.S. holders should consult with their tax advisors on the availability of any exemption in the event of we become a USRPHC.

Under certain circumstances the cash received by a non-U.S. holder in lieu of fractional shares could be treated as a dividend for U.S. federal income tax purposes (which could be subject to U.S. federal income or withholding tax) instead of capital gain. Non-U.S. holders of our Common Stock should consult their own tax advisors to determine the extent to which their receipts of cash in lieu of fractional shares could be treated as dividends.

U.S. Information Reporting and Backup Withholding Tax

In general, backup withholding and information reporting will not apply to payments of cash in lieu of a fractional share of our Common Stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Under certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a

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fractional share of our Common Stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

Vote Required

For the Reverse Stock Split Proposal to be approved, the votes cast on such proposal must exceed the votes cast against such proposal. Since abstentions are not considered votes cast, they will have no effect on this proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the approval of the Reverse Stock Split Proposal.

Proposal 3: SPA Proposal

General

We intend to enter into a securities purchase agreement (the “SPA”) with an investor, pursuant to which we will have the right to issue to the investor, and the investor will be obligated to purchase, from and after the date we obtain shareholder approval of this Proposal 5 until April 30, 2024, shares of our Common Stock and warrants for a minimum subscription amount of $2 million and a maximum subscription amount of $10 million. The price per share and warrant will be the sum of (A) the lower of (i) the closing price of our Common Stock on the trading day immediately preceding the Signature Date or (ii) the arithmetic average of the closing price of the Common Stock on the five trading days immediately prior to the Signature Date, and (B) $0.13. We are seeking stockholder approval, in accordance with Nasdaq Rule 5635(d), to issue potentially as many as 50,000,000 shares of our Common Stock, including shares of our Common Stock underlying the warrants.

Each share of Common Stock issued will be accompanied by a warrant to purchase one share of Common Stock. The warrants will expire five years from the date of issuance and the exercise price of the warrants will be 105% of the closing price of the Common Stock on the trading day that the warrant is issued. The warrants will not be exercisable until the 181st calendar day after issuance of the warrant. The exercise price of the warrants are subject to adjustment for stock splits and similar transactions.

Why We Need Stockholder Approval

Our Common Stock is listed on the Nasdaq Capital Market and, as such, we are subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval for a transaction, other than a public offering, involving an issuance of 20% or more of our Common Stock or 20% or more of the voting power outstanding before the issuance (the “Exchange Cap”) at a price less than the minimum price (as defined in Nasdaq Listing Rule 5635(d)(1)(A)). We had [●] shares of Common Stock outstanding on [●], 2024, 20% of which is [●] shares.

As is the Reverse Stock Split Proposal, this SPA Proposal is an integral part of the plan we presented to the Nasdaq hearings panel on February 1, 2024, to regain compliance with Nasdaq’s continued listing standards and rules. We will need stockholder approval of this proposal to give us the ability to use, if necessary, the SPA for purposes of regaining such Nasdaq compliance.

Our Board has determined that our ability to issue potentially as many as an aggregate of 50,000,000 shares of our Common Stock to the investor including issuances of shares of Common Stock and the shares underlying the warrants is in the best interests of the Company and its stockholders because our ability to issue and sell the securities to the investor for between approximately $2 and $10 million in anticipated proceeds would provide us with necessary working capital. If stockholders do not approve this proposal, we will not issue shares of Common Stock or warrants pursuant to the SPA in excess of the 20% of our outstanding voting power. Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities. If we were unsuccessful in raising additional capital, we would be

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required to curtail our current business plans and instead reduce operating expenses, dispose of assets, as well as seek extended terms on our obligations, the effect of which would adversely impact future operating results.

Effect on Current Stockholders

If stockholder approve this proposal, we will be able to issue up to and aggregate of 50,000,000 shares of Remark’s Common Stock and warrants to purchase shares of Common Stock pursuant to the SPA. The issuance of such shares may result in significant dilution to our stockholders and afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of Remark.

Vote Required

The affirmative (“FOR”) vote of a majority of the votes cast, excluding abstentions, at the Annual Meeting is required to approve the SPA Proposal. Abstentions will not be counted in this vote and will have no effect. Broker non-votes are not votes cast and therefore will have no effect.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the approval of the SPA Proposal.

PROPOSAL 4: APPROVAL OF THE ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board believes that if the number of shares of our Common Stock outstanding and entitled to vote at the Annual Meeting is insufficient to approve the Reverse Stock Split Proposal and (or) the SPA Proposal, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Reverse Stock Split Proposal and (or) the SPA Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal and (or) the SPA Proposal.

Additionally, approval of the Adjournment Proposal could mean that, if we receive proxies indicating that holders of a majority of the number of votes cast will vote against the Reverse Stock Split Proposal and (or) the SPA Proposal, we could adjourn or postpone the Annual Meeting without a vote on the Reverse Stock Split and (or) the SPA Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Reverse Stock Split Proposal and (or) the SPA Proposal.

Vote Required

To be approved, the Adjournment Proposal must receive the affirmative vote of a majority of the votes cast by the holders of all of the shares of stock present or represented at Annual Meeting and voting affirmatively or negatively on such matter. Since abstentions are not considered votes cast, they will have no effect on this proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter. If there were to be any broker non-votes they would have no effect on the vote with respect to this proposal.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the approval of the Adjournment Proposal.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information with respect to the beneficial ownership of our Common Stock as of February 20, 2024, by:

•each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding Common Stock;

•each of our directors and named executive officers (“NEOs”); and

•all of our current directors and executive officers as a group.

The amounts and percentages of beneficially-owned Common Stock are reported based upon SEC rules governing the determination of beneficial ownership of securities. The SEC rules:

•deem a person a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of a security, or if that person has or shares investment power, which includes the power to dispose of or to direct the disposition of a security;

•deem a person a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, and securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s ownership percentage; and

•may deem more than one person a beneficial owner of the same securities, and may deem a person a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock. The information relating to our 5% beneficial owners is based on information we received from such holders. The percentage of beneficial ownership is based on [●] shares of Common Stock outstanding as of February 20, 2024.

Except as otherwise noted below, the address of persons listed in the following table is:

c/o Remark Holdings, Inc.
800 S. Commerce St.
Las Vegas, Nevada 89106

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	Number of Common Stock Shares	Percentage of Outstanding Common Stock Shares
Persons known to beneficially own more than 5%
None
Directors and NEOs
Kai-Shing Tao [1]	1,020,062	[●]
Theodore Botts [2]	69,767	[●]
Brett Ratner [3]	35,000	[●]
Daniel Stein [3]	30,000	[●]
Elizabeth Xu [3]	15,000	[●]
All executive officers and directors as a group (5 persons)	1,169,829	[●]

* Represents holdings of less than 1% of shares outstanding.

1.Consists of (i) 23,474 shares of Common Stock held by Mr. Tao, (ii) 442,275 shares of Common Stock issuable upon exercise of options held by Mr. Tao which are currently exercisable, (iii) 524,631 shares of Common Stock held by Digipac, (iv) 27,500 shares of Common Stock held by Pacific Star Capital and (v) 2,182 shares of Common Stock held by Pacific Star HSW LLC (“Pacific Star HSW”). Mr. Tao, as the manager and a member of Digipac, the Chief Investment Officer and sole owner of Pacific Star Capital, and the control person of Pacific Star HSW, may be deemed to beneficially own the shares of Common Stock beneficially owned by Digipac, Pacific Star Capital and Pacific Star HSW. Mr. Tao disclaims beneficial ownership of the shares of Common Stock beneficially owned by Digipac and Pacific Star HSW, except to the extent of his pecuniary interest therein.

2.Consists of 21,982 shares of Common Stock held by Mr. Botts and 47,785 shares of Common Stock issuable upon exercise of options held by Mr. Botts which are currently exercisable.

3.Consists of shares of Common Stock issuable upon exercise of options which are currently exercisable.

CORPORATE GOVERNANCE

Director Independence

The Board has determined that all of our current non-employee directors are independent within the meaning of SEC and Nasdaq rules. The Board has also determined that all directors serving on the Audit Committee, Nominating and Governance Committee and Compensation Committee are independent within the meaning of SEC and Nasdaq rules.

Board and Committee Meetings

During the fiscal year ended December 31, 2022:

•the Board held six meetings;

•the Audit Committee held four meetings;

•the Compensation Committee held one meeting; and

•the Nominating and Governance Committee held one meeting.

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Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period in which such individual served as a director, and (ii) the total number of meetings held by all committees of the Board on which such director served, during the period in which such individual served as a director. We have no written policy regarding director attendance at annual meetings of stockholders. Of our directors, only the Chairman of the Board attended last year’s annual meeting of stockholders.

Board Diversity Matrix (As of February 20, 2024)

Total Number of Directors				5
Part I. Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	3		1
Part II. Demographic Background
African American or Black
Alaskan Native or Native American
Asian	1	1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		2
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background				1

Board Committees

Our Board has three standing committees to assist it with its responsibilities. We describe the three committees, the charters of which are available on our website at https://remarkholdings.com/ir.html#governance, below.

Audit Committee. The Audit Committee is comprised of directors who satisfy the SEC and Nasdaq audit committee membership requirements, and is governed by a Board-approved charter that contains, among other things, the committee’s membership requirements and responsibilities. The committee’s responsibilities include, but are not limited to:

•appointing, overseeing the work of, determining compensation for, and terminating or retaining the independent registered public accounting firm which audits our financial statements, including assessing such firm’s qualifications and independence;

•establishing the scope of the annual audit, and approving any other services provided by public accounting firms;

•providing assistance to the Board in fulfilling the Board’s oversight responsibility to the stockholders, the investment community and others relating to the integrity of our financial statements and our compliance with legal and regulatory requirements;

•overseeing our system of disclosure controls and procedures, and our system of internal controls regarding financial accounting, legal compliance and ethics, which management and our Board established; and

•maintaining free and open communication with our independent auditors, our internal accounting function and our management.

Our Audit Committee is comprised of Messrs. Botts and Stein and Dr. Xu, each of whom is independent under applicable Nasdaq listing standards and Rule 10A-3 under the Exchange Act. Mr. Botts serves as Chairman of the Audit Committee.

The Board determined that Mr. Botts is an audit committee financial expert, as defined under the Exchange Act. The Board made a qualitative assessment of Mr. Botts’s level of knowledge and experience based on a number of factors, including his experience as a financial professional.

Compensation Committee. The Compensation Committee’s responsibilities include, but are not limited to:

•determining all compensation for our CEO;

•reviewing and approving corporate goals relevant to the compensation of our CEO, and evaluating the CEO’s performance in light of those goals and objectives;

•reviewing and approving the compensation of other executive officers;

•reviewing and approving objectives relevant to the compensation of other executive officers, and the executive officers’ performance in light of those objectives;

•administering our equity incentive plans;

•approving severance arrangements and other applicable agreements for executive officers, and consulting generally with management on matters concerning executive compensation and on pension, savings and welfare benefit plans where Board or stockholder action is contemplated with respect to the adoption of or amendments to such plans; and

•making recommendations on organization, succession, the election of officers, use of consultants and similar matters where Board approval is required.

Our Compensation Committee is comprised of Mr. Ratner and Dr. Xu, each of whom is independent under applicable Nasdaq listing standards and are “non-employee directors” as defined in rule 16b-3 promulgated under the Exchange Act. Mr. Ratner serves as Chairman of the Compensation Committee.

Nominating and Governance Committee. The Nominating and Governance Committee considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping our corporate governance. The committee’s responsibilities include, but are not limited to:

•assessing the size, structure and composition of the Board and its committees;

•coordinating evaluation of the Board’s performance and reviewing the Board’s compensation; and

•screening candidates considered for election to the Board.

When screening candidates for Board membership, the committee concerns itself with the composition of the Board with regard to depth of experience, balance of professional interests, required expertise and other factors. The committee evaluates prospective nominees that it identifies or which are referred to it by other Board members, management, stockholders or external sources, as well as evaluating all self-nominated candidates.

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The committee has not formally established any specific, minimum qualifications that each candidate for the Board must meet, or specific qualities or skills that one or more directors must possess or a diversity policy. However, the committee, when considering a candidate, will factor into its determination the following qualities of a candidate:

•educational background

•diversity of professional experience, including whether the person is a current or former CEO or CFO of a public company or the head of a division of a large international organization

•knowledge of our business

•integrity

•professional reputation

•strength of character

•mature judgment

•relevant technical experience

•diversity

•independence

•wisdom

•ability to represent the best interests of our stockholders

The committee may also consider such other factors as it may deem to be in the best interests of Remark and its stockholders.

The committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies. For more information on how stockholders can nominate candidates for election as directors, see “Stockholder Proposals” below.

The committee identifies nominees by first evaluating incumbent directors, with skills and experience that are relevant to our business and who are willing to continue in service. Such a practice balances the value of continuity of service with that of obtaining a new perspective. If an incumbent director up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the committee identifies the skills and experience desired of a new nominee in light of the criteria above. Current members of the committee and Board will be polled for suggested candidates. Research may also be performed to identify qualified individuals. If the committee believes that the Board requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates, including, if appropriate, a third-party search firm.

Our Nominating and Governance Committee is comprised of Messrs. Ratner and Stein and Dr. Xu, each of whom is independent under applicable Nasdaq listing standards. Mr. Stein serves as Chairman of the Nominating and Governance Committee.

Board Leadership Structure

Kai-Shing Tao, our Chairman of the Board and CEO, leads the Board. Our governing documents provide the Board with flexibility to determine the appropriate leadership structure for the Board and for Remark, including but not limited to whether it is appropriate to separate the roles of Chairman of the Board and Chief Executive Officer. In

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making these determinations, the Board considers numerous factors, including our specific needs and our strategic direction and the size and membership of the Board at the time. The Board has determined that having one person serve as both the Chairman of the Board and the Chief Executive Officer is presently in the best interest of Remark and its stockholders given our transformational and growth needs. At present, the Board believes that its current structure effectively maintains independent oversight of management and that having a lead independent director is unnecessary. The Board has the ability to quickly adjust its leadership structure should business or managerial conditions change.

Board Role in Risk Oversight

Senior management is responsible for assessing and managing our various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing our approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and also through the Board’s three committees, each of which examines various components of enterprise risk as part of its responsibilities. Members of each committee report to the full Board at the next Board meeting regarding risks discussed by such committee. In addition, an overall review of risk is inherent in the Board’s consideration of our long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters.

Clawback Policy

The Board has adopted a clawback policy which requires the clawback of erroneously awarded incentive-based compensation of past or current executive officers awarded during the three full fiscal years preceding the date on which the issuer is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws. There is no fault or misconduct required to trigger a clawback.

The Compensation Committee shall determine, in its sole discretion, the timing and method for promptly recouping such erroneously awarded compensation, which may include without limitation: (a) seeking reimbursement of all or part of any cash or equity-based award, (b) cancelling prior cash or equity-based awards, whether vested or unvested or paid or unpaid, (c) cancelling or offsetting against any planned future cash or equity-based awards, (d) forfeiture of deferred compensation, subject to compliance with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder, and (e) any other method authorized by applicable law or contract. Subject to compliance with any applicable law, the Compensation Committee may affect recovery under this policy from any amount otherwise payable to the executive officer, including amounts payable to such individual under any otherwise applicable Company plan or program, including base salary, bonuses or commissions and compensation previously deferred by the executive officer.

Hedging and Pledging Policies

Remark maintains a policy on insider trading that prohibits Remark directors, officers and employees from directly or indirectly entering into any hedging or monetization transactions with respect to Remark securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. The insider trading policy does allow directors, officers and employees to place Remark securities in a margin account as collateral for a margin loan or pledge Remark securities as collateral for a loan, provided, however, that they submit a request for pre-approval to the Company's compliance officer at least three business days prior to the proposed execution of documents evidencing such pledge or placement in a margin account. Pre-approval may be granted by the compliance officer where the director, officer, or employee clearly demonstrates the financial capacity to repay the loan without resort to the Remark securities being pledged or held in the margin account.

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Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our employees, officers and directors. A copy of the Code of Ethics is publicly available on our website at https://remarkholdings.com/docs/HSWI_Code_of_Business_conduct.pdf. Amendments to the Code of Ethics or any grant of a waiver from a provision of the Code of Ethics requiring disclosure under applicable SEC rules will also be disclosed on our website.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the Board or specified individual directors by writing to:

Board of Directors (or name of individual director)
c/o Corporate Secretary
Remark Holdings, Inc.
800 S. Commerce St.
Las Vegas, Nevada 89106

We will forward all communications from security holders and interested parties to the full Board, to non-management directors, to an individual director or to the chairperson of the Board committee that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements. The Corporate Secretary will determine when a communication is not to be forwarded. Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

Additionally, the Audit Committee has established procedures for the receipt, retention and confidential treatment of complaints received by Remark regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions by employees with respect to such matters. Employees and stockholders may raise a question or concern to the Audit Committee regarding accounting, internal accounting controls or auditing matters by writing to:

Chairman, Audit Committee
c/o Corporate Secretary
Remark Holdings, Inc.
800 S. Commerce St.
Las Vegas, Nevada 89106

AUDIT COMMITTEE REPORT

The Audit Committee reviews Remark’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, the public reporting process and establishing and maintaining an effective system of internal control over financial reporting. Remark’s independent registered public accounting firm is engaged to audit and express opinions on the conformity of Remark’s financial statements to generally accepted accounting principles and applicable rules and regulations, and the effectiveness of Remark’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the consolidated financial statements for the fiscal year ended December 31, 2022, together with the results of the assessment of the internal control over financial reporting with management and with Weinberg, Remark’s independent registered public accounting firm. In its discussion, management has represented to the Audit Committee that Remark’s consolidated financial statements and related footnotes for the fiscal year ended December 31, 2022 were prepared in accordance with generally accepted accounting principles.

As required by the standards of the Public Company Accounting Oversight Board (“PCAOB”), the Audit Committee has discussed with Weinberg (i) the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, and (ii) the independence of Weinberg from the Company and management. Weinberg has provided the Audit Committee the written disclosures and letters required by applicable requirements of the PCAOB regarding the independent accountant communicating with the Audit Committee concerning independence.

Based on the reviews and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Remark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Audit Committee

Theodore P. Botts (Chairman)
Daniel Stein
Elizabeth Xu

EXECUTIVE COMPENSATION

Kai-Shing Tao, our Chairman of the Board, Chief Executive Officer and Principal Financial Officer, was our only NEO for 2023.

Summary Compensation Table

The following table presents the dollar amounts of compensation earned by Mr. Tao during the years noted:

Name and Principal Position	Year	Salary[1]	Total
Kai-Shing Tao (Chairman, CEO and PFO)	2022	$350,000	$350,000
	2021	350,000	350,000

1.During 2022, Mr. Tao elected to defer approximately $68,000 of his salary to future periods.

Employment Agreements

Mr. Tao is an “at will” employee and we do not have employment agreements with Mr. Tao.

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Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding Mr. Tao’s unexercised options to purchase our Common Stock as of December 31, 2022 (all stock awards to Mr. Tao were fully vested as of December 31, 2022):

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date
Kai-Shing Tao	130,000	$78.10	01/19/2028
	18,000	19.90	06/20/2027
	150,000	40.40	11/09/2026
	35,000	41.00	08/18/2025
	65,000	42.90	07/28/2025
	44,275	63.00	02/17/2024

Equity Incentive Plans

We have granted stock options and restricted stock under our 2010 Equity Incentive Plan adopted June 15, 2010, our 2014 Incentive Plan adopted on February 17, 2014 and amended on December 23, 2014 and January 11, 2016, and our 2017 Incentive Plan adopted on January 19, 2018. The amount of stock options or shares of stock we grant to recipients generally depends upon their particular position with Remark and their achievement of certain performance metrics established by the Board. The Compensation Committee must approve all grants.

Director Compensation

The Compensation Committee periodically awards our non-employee directors with equity-based compensation. The non-employee directors did not receive any equity awards or other compensation during the year ended December 31, 2022. As of December 31, 2022, none of our non-employee directors owned unvested shares of restricted Common Stock, but owned options to purchase shares of Common Stock, all of which were fully vested and exercisable, as noted in the following table:

Number of Common Stock Shares Issuable Upon Exercise of Outstanding Stock Options
Theodore Botts	47,785
Brett Ratner	35,000
Daniel Stein	30,000
Elizabeth Xu	15,000

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Pay Versus Performance

We are providing the following information about the relationship between executive compensation actually paid (“CAP”) and certain aspects of our financial performance. For the most recently completed fiscal year, we did not use any financial performance measures to link the compensation paid to Mr. Tao, our principal executive officer (“PEO”) with our financial performance. Because Mr. Tao is our only NEO, we have not included information under the heading Pay Versus Performance regarding non-PEO NEOs that would have otherwise been required.

Year	Summary Compensation Table PEO Total (1)	Compensation Actually Paid to PEO (2)	Value of Initial $100 Investment Based on Total Stockholder Return (3)	Net Income (Loss) (in thousands) (4)
2022	$350,000	$350,000	$6	$(55,483)
2021	350,000	350,000	52	27,472

1.The dollar amounts reported are the amounts of total compensation reported for Mr. Tao (our PEO) for each corresponding year in the Total column of the Summary Compensation Table.

2.Because i) the last stock option or stock award granted to Mr. Tao vested in full prior to January 1, 2021, ii) Mr. Tao did not forfeit any stock options or stock awards during the years ended December 31, 2022 and 2021, and iii) we have never issued any dividends on our common stock, no adjustments were necessary to the amounts reported in the table in the column Summary Compensation Table PEO Total.

3.Cumulative total stockholder return (“TSR”) is determined based on the value of an initial fixed investment of $100 in our common stock at December 31, 2020.

4.The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for the applicable year.

The charts below show the relationship of compensation actually paid to our PEO versus the cumulative total stockholder return and versus our net income. Amounts in the tables are shown in thousands, except for cumulative total stockholder return.

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PEO CAP vs. Cumulative TSR
$100
$50
$0
Cumulative TSR
$400
$350
$300
$250
$200
PEO Compensation Actually Paid (000s)
$350
$350
$52
$6
12/31/21
12/31/22
PEO CAP
Cumulative TSR

PEO CAP vs. Net Income
$50,000
$0
$-50,000
$-100,000
Net Income (000s)
$400
$350
$300
$250
$200
PEO Compensation Actually Paid (000s)
$27,472
$350
$350
$-55,483
12/31/21
12/31/22
PEO CAP
Cumulative TSR

All information provided herein under the heading Pay Versus Performance will not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language included in any such filing, except to the extent we specifically incorporate such information by reference.

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OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if any other matter is properly brought before the Annual Meeting for action by the stockholders, proxies in the enclosed form returned to Remark will be voted in accordance with the discretion of the proxyholder.

.
NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS (“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Remark stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this Proxy Statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: c/o Corporate Secretary, Remark Holdings, Inc., 800 S. Commerce St., Las Vegas, Nevada, 89106 or by calling us at 702-701-9514. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

STOCKHOLDER PROPOSALS

Stockholders who intend to present proposals for inclusion in the proxy materials relating to the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary no later than June 27, 2024, so we may include such proposals in our proxy statement and form of proxy relating to the 2024 Annual Meeting. Such proposals must meet the requirements of SEC Rule 14a-8 to be eligible for inclusion in our 2024 proxy materials.

Our Bylaws provide that, for stockholder nominations related to director elections or other business proposed by a stockholder to be properly brought before any annual meeting of our stockholders, written notice generally must be delivered to our Corporate Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. As a result, stockholders who intend to present proposals at the 2024 Annual Meeting under these provisions must give written notice to the Corporate Secretary, and otherwise comply with the Bylaw requirements, no earlier than the close of business on September 7, 2024 and no later than the close of business on October 7, 2024. However, in the event that the date of the 2024 Annual Meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from December 6, 2024, notice by the stockholder to be timely must be delivered not earlier than the ninetieth (90th) day prior to the 2024 Annual Meeting and not later than the close of business on the later of the sixtieth (60th) day prior to the 2024 Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Our Bylaws also contain certain procedures that must be followed relating to a stockholder director nomination and other proposals of stockholders.

In addition to the requirements contained in our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 7, 2024 (the 60th day prior to the first anniversary of the annual meeting for the preceding year’s annual meeting). If the date of the 2024 Annual Meeting date is changed by more than 30 days before or after December 6, 2024, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting is first made.

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PROXY SOLICITATION

We are making this solicitation of proxies on behalf of the Board and we will bear the cost of soliciting proxies. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors, officers and other of our employees who will receive no additional compensation therefor.

We request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy. We will reimburse such persons for their reasonable expenses.

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ANNUAL MEETING OF STOCKHOLDERS – [●], 2024
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Remark Holdings, Inc., a Delaware corporation (the “Company”), hereby appoints Kai-Shing Tao with full power of substitution, as proxy, to vote all capital stock of the Company that the stockholder would be entitled to vote on all matters that may properly come before the Company’s Annual Meeting of Stockholders to be held at [●], local time, on [●], 2024 (the “Annual Meeting”) via the Internet at [●] and any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting.

This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the recommendations of the Board. The proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting in accordance with their discretion.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

The Board recommends a vote FOR Proposal 1.

1. Election of Directors.

Theodore P. Botts    FOR ☐ AGAINST ☐ ABSTAIN ☐
Elizabeth Xu        FOR ☐ AGAINST ☐ ABSTAIN ☐
Brett Ratner        FOR ☐ AGAINST ☐ ABSTAIN ☐
Daniel Stein        FOR ☐ AGAINST ☐ ABSTAIN ☐
Kai-Shing Tao        FOR ☐ AGAINST ☐ ABSTAIN ☐

The Board recommends a vote FOR Proposal 2.

2. To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio to be determined in the discretion of the Board of Directors within a range of one (1) share of Remark’s common stock for every two (2) to fifteen (15) shares of Remark’s common stock (the “Reverse Stock Split Proposal”).

FOR ☐ AGAINST ☐ ABSTAIN ☐

The Board recommends a vote FOR Proposal 3.

3. To approve, in accordance with Nasdaq rule 5635(d), the potential issuance of as many as 50,000,000 shares of Remark’s common stock pursuant to the terms of a Securities Purchase Agreement to be entered into (the “SPA Proposal”).

FOR ☐ AGAINST ☐ ABSTAIN ☐

The Board recommends a vote FOR Proposal 4.

4. To approve the adjournment, if necessary, of the Annual Meeting to seek additional votes in favor of the Reverse Stock Split Proposal and the SPA Proposal (the “Adjournment Proposal”).

FOR ☐ AGAINST ☐ ABSTAIN ☐

This proxy may be revoked prior to the time it is voted by delivering to the Secretary of the Company either a written revocation or a proxy bearing a later date, or by appearing at the Annual Meeting and voting virtually.

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ANNEX A
PROPOSED
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
REMARK HOLDINGS, INC.

REMARK HOLDINGS, INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. The name of the Corporation is Remark Holdings, Inc. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 23, 2014 and amended on January 12, 2016, June 7, 2016, April 6, 2017, July 9, 2021, and December 21, 2022 (as amended, the “Certificate of Incorporation”).

2. Article IV of the Certificate of Incorporation is hereby amended by adding the following paragraph at the end of Section 3:

Reverse Stock Split. Upon the effectiveness of the filing of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Effective Time”), each [two (2) to fifteen (15) shares]1 of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued and, in lieu thereof, any holder of less than one (1) share of Common Stock shall be entitled to receive cash for such holder’s fractional share based upon the closing sales price of the Common Stock as reported on the Nasdaq Capital Market, as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.

3. This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL by the directors and stockholders of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this ___ day of ___________________, 2024.

REMARK HOLDINGS, INC.

By:
	Name:	Kai-Shing Tao
	Title:	Chief Executive Officer

1 Exact number to be fixed at the discretion of the board of directors.